                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                          AMERICAN SERVICE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                              AMERICA SERVICE GROUP INC.

                                  105 WESTPARK DRIVE
                                      SUITE 300
                              BRENTWOOD, TENNESSEE 37027



                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of
America Service Group Inc.:

         The Annual Meeting of Stockholders of America Service Group Inc. will be held at the Boston Park Plaza Hotel and Towers, 64 Arlington Street, Boston, Massachusetts 02116-3912, on Tuesday, April 22, 1997, at 10:00 a.m., local time, to consider and vote on:

    1.   The election of directors for the ensuing year.

    2. The ratification of the appointment of Ernst & Young LLP as independent auditors for 1996.

    3. Such other matters as may properly come before the meeting or any adjournments thereof.

         The close of business on March 25, 1997, has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be maintained during the ten-day period preceding the meeting at the offices of the General Manager of the Boston Park Plaza Hotel and Towers in Boston, Massachusetts. Your attention is directed to the proxy statement accompanying this notice.


                                            By Order of the Board of Directors,

                                            /s/ Michael Catalano

                                            MICHAEL CATALANO
                                            SECRETARY

Brentwood, Tennessee
April 2, 1997

                             AMERICAN SERVICE GROUP INC.
                            105 WESTPARK DRIVE, SUITE 300
                              BRENTWOOD, TENNESSEE 37027

                                   PROXY STATEMENT

                                 --------------------

                            ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD APRIL 22, 1997

    This Proxy Statement is furnished to the holders of shares of the $.01 par value per share Common Stock (the "Common Stock") of America Service Group Inc. (the "Company") in connection with the solicitation by the Company's Board of Directors of proxies for use at the Annual Meeting of Stockholders to be held at the Boston Park Plaza Hotel and Tower, 64 Arlington Street, Boston, Massachusetts 02116-3912, on April 22, 1997, at 10:00 a.m. local time, and at any adjournments thereof (the "1997 Annual Meeting"). It is anticipated that this Proxy Statement and accompanying form of proxy will be mailed to stockholders on or about April 2, 1997.

    The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person or by telephone or telegraph. The Company may also make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to their principals at the Company's expense. The Company has retained Chase Mellon Shareholder Services to aid in solicitation of proxies at a fee of approximately $5,000, plus certain expenses.

                                  VOTING PROCEDURES

VOTING STOCK

    Only holders of record of the Company's Common Stock, as of the close of business on March 25, 1997 (the "Record Date") will be entitled to vote at the 1997 Annual Meeting. The Company had outstanding 3,422,329 shares of Common Stock on the Record Date, each share being entitled to one vote on each matter submitted to the stockholders.

    Stockholders who do not expect to attend the 1997 Annual Meeting are urged to execute and return the enclosed proxy card promptly. Any stockholder signing and returning a proxy may revoke the same at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company or by voting in person at the meeting. All properly executed proxy cards delivered by stockholders and not revoked will be voted at the 1997 Annual Meeting in accordance with the directions given. With respect to the proposal regarding election of directors, stockholders may (a) vote in favor of all nominees, (b) withhold their votes as to all nominees, or (c) withhold their votes as to specific nominees by so indicating in the appropriate space on the enclosed proxy card. With respect to each other proposal being submitted to the stockholders for their consideration, stockholders may (i) vote "FOR" such proposal, (ii) vote "AGAINST" such proposal, or (iii) abstain from voting on such proposal. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of all nominees for director and "FOR" the appointment of Ernst & Young LLP as independent accountants. Management knows of no other matters that may come before the meeting for consideration by the stockholders. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy card as proxies will vote upon such matters in accordance with their judgment.

QUORUM AND VOTING REQUIREMENTS

    A quorum at the Annual Meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of Common Stock that are outstanding and entitled to vote. A majority of the votes entitled to be cast by the holders of all shares of Common Stock that are present at the meeting and entitled to vote will be necessary to elect the director-nominees listed herein and to ratify the appointment of Ernest & Young LLP as independent auditors. Abstentions and proxies relating to "street name" shares for which brokers have not received voting instruction from the beneficial owner ("Broker Non-Votes") are counted in determining whether a quorum is present. With respect to all matters submitted to the stockholders for their consideration, other than the election of directors, abstention will be counted as part of the total number of votes cast on such proposals in determining whether the proposals have received the requisite number of favorable votes, whereas Broker Non-Votes will not be counted as part of the total number of votes cast on such proposals. Thus abstentions will have the same effect as votes against any given proposal, whereas Broker Non-Votes will have no effect in determining whether any given proposal has been approved by the stockholders. In the election of directors, the nominees receiving the highest number of votes will be elected. Therefore, withholding authority to vote for a director nominee will have no effect.

                        ELECTION OF DIRECTORS (PROPOSAL NO. 1)

    A board of seven directors will be elected at the 1997 Annual Meeting. The Board of Directors has nominated: Thomas F. Bogan, William D. Eberle, John W. Gildea, Carol R. Goldberg, Douglas L. Jackson, Jack O. Bovender, Jr. and Scott
L. Mercy to serve as directors until the next annual meeting of stockholders or until their successors are elected and qualified. Each of the nominees is currently a member of the Board of Directors. Each nominee has consented to serve on the Board until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. If any of the nominees should be unable to serve for any reason (which management has no reason to anticipate at this time), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named as proxies in the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or eliminate the vacancy. The affirmative vote of holders of a majority of the issued and outstanding shares of Common Stock having voting power, present in person or by proxy, of the 1997 Annual Meeting is required to elect the persons nominated.

    Mr. Mercy, the President and Chief Executive Officer of the Company, has entered into an Employment Agreement with the Company. Such Employment Agreement provides, among other things, that the Board shall, during the term of such Employment Agreement, take all necessary steps to ensure that Mr. Mercy is slated as a management nominee to the Board. See "Executive Compensation - Employment and Severance Agreements."

    The Board of Directors recommends a vote FOR each nominee for director.

             INFORMATION AS TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

    The following table sets forth certain information, including ownership of the Company's Common Stock, as of March 17, 1997, with respect to: (i) each director or nominee; (ii) each executive officer and (iii) all directors and executive officers as a group.


                                     Principal Occupation or                               Number of Shares of
                                  Employment (by the Company                Director           Common Stock
        Name and Age               unless otherwise indicated)                Since               Owned               Percentage
        ------------             -------------------------------            ---------      --------------------       ----------
Thomas F. Bogan, 45          President and Chief Executive Officer           1993                  17,600(1)               *
                             Officer of FQA, Inc. since 1997;
                             President and Chief Executive Officer,
                             Pacific Data Products Co, Inc., supplier
                             of data communications products, from
                             1993 to 1996; President and Chief
                             Executive Officer of Avatar Corporation,
                             a supplier of computer products from
                             1987 to 1993.

Jack O. Bovender, Jr., 50(2) Retired since 1994; Executive Vice              1996                  14,000(2)               *
                             President and Chief Operating Officer of
                             Hospital Corporation of America from 1992
                             through 1994; Eastern Group President of
                             Hospital Corporation of America from 1987
                             through 1992.

William D. Eberle, 73(3)     Chairman of the Board of the Company since      1991                  41,002(1)            1.2%
                             March 1995; Chairman, Manchester Associates,
                             Ltd., an international consulting company,
                             since 1977, and of counsel to Kaye Scholder,
                             Fierman, Hays & Handler, a law firm, since
                             1993.

John W. Gildea, 53(4)        Managing Director, Gildea Management Co.,       1986                  31,115(1)               *
                             an investment management company.

Carol R. Goldberg, 66(5)     President, AVCAR Group, Ltd., a management      1991                  15,000(1)               *
                             consulting firm.

Douglas L. Jackson, 50       President, Di/Mac Technologies, Inc. since      1986                  81,155(1)            2.4%
                             1996; Chairman, Legacy Fine Jewelry Company,
                             Inc., from 1994 to 1995; Chairman of the
                             Board of the Company from 1987 to 1992;
                             private investor from 1991 to 1993.




                                       -3-



                                     Principal Occupation or                               Number of Shares of
                                  Employment (by the Company                Director           Common Stock
        Name and Age               unless otherwise indicated)                Since               Owned               Percentage
        ------------             -------------------------------            ---------      --------------------       ----------
Scott L. Mercy, 35           President and Chief Executive Officer           1996                 361,000(6)             10.2%
                             of the Company since April 1, 1996;
                             Senior Vice President-Financial
                             Operations of Columbia/HCA Healthcare
                             Corporation from 1994 through 1995;
                             Vice President-Financial Operations and
                             Director-Financial Operations Support
                             of Hospital Corporation of America
                             from 1987 to 1994.

OTHER EXECUTIVE OFFICERS

Michael Catalano, 45(7)      Executive Vice President and General             ---                      4,700               *
                             Counsel since July 1996; Senior Vice
                             President Planning and Development and
                             Chief Legal Counsel of Magellan Health
                             Services, Inc. (formerly Charter Medical
                             Corporation) from 1989 through
                             February 1996.

Jeffrey J. Bairstow, 39      Chief Operating Officer since November           ---
                             1996; President and Chief Operating
                             Officer of Managed Health Network from
                             October 1995 to November 1996; President
                             Vendell Healthcare from December 1993 to
                             October 1995, Chief Financial Officer of
                             Vendell Healthcare from July 1991 to
                             December 1993.

Bruce A. Teal, 35            Vice President, Controller and Treasurer         ---                      1,000               *
                             since December 1996; Vice President of
                             Financial Operations of Vendell Healthcare
                             from October 1992 to November 1996;
                             Corporate Controller of Vendell Healthcare
                             from November 1989 to October 1992.

All Directors and executive                                                                          566,572             16.8%
officers as a group (10 persons)

----------------


*    Less than 1%

(1) Includes the following shares subject to options exercisable presently or within 60 days: Mr. Bogan, 15,000 shares; Mr. Eberle, 40,000 shares; Mr. Gildea, 30,000 shares; Ms. Goldberg, 15,000 shares; Mr. Jackson, 60,000 shares; Mr. Mercy, 175,000 shares; and all directors and executive officers as a group 335,000 shares.

(2) Mr. Bovender also serves on the Boards of Directors of Quorum Health Group; Response Oncology; Southcap; Healthcare Resources Management; Behavioral Healthcare Corporation and American Retirement Corporation. His shares include 4,000 shares held in trust for the benefit of his son, beneficial ownership of which he disclaims.

(3) Mr. Eberle also serves on the Boards of Directors of Fibreboard Corporation, Ampco-Pittsburgh Corporation, Barry's Jewelers, Inc., Mid-States PLC, Mitchell Energy & Development Corporation, Sirrom Capital Corporation and Showcase Entertainment, Inc.

(4)  Mr. Gildea also serves on the Board of Directors of Hain Food Group.

(5) Ms. Goldberg also serves on the Board of Directors of The Gillette Company; Barry's Jewelers, Inc. and Selfcare, Inc.

(6) Includes 146,000 shares of Redeemable Common Stock purchased by Mr. Mercy from ASG, 40,000 shares of Redeemable Common Stock issued under his Employment Agreement (which are presently held in the name of his spouse), and options to purchase 175,000 shares of Common Stock.

(7) Charter Medical Corporation ("Charter") filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code in April 1992. Mr. Catalano was Chief Legal Counsel of Charter at that time. Charter was discharged from bankruptcy in July 1992.

                                PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock, as of March 17, 1997, by each person who was known by the Company to own beneficially more than 5% of the Company's Common Stock as of such date, based on information furnished to the Company. Except as otherwise indicated, each person has sole voting and dispositive power with respect to the shares beneficially owned by such person.



Name and Address                       Shares Beneficially Owned          % of Shares Outstanding
----------------                       -------------------------          -----------------------
Scott L. Mercy . . . . . . . . . .          361,000(1)                         10.2%
105 Westpark Drive
Suite 300
Brentwood, Tennessee 37027

A group comprised of North
American Private Equity Fund II,
North American II Entrepreneurs'
Fund, Grid Venture Partners, Inc.,
and Ronald L. Chez . . . . . . . .          336,434(2)                         10.0%
1603 Orrington Avenue, Suite 2050
Evanston, Illinois 60201

Value Partners, Ltd. . . . . . . .          267,175(3)                          7.9%
4600 Texas Commerce Tower West
2200 Rose Avenue
Dallas, Texas 75201



---------------

(1) Includes 146,000 shares of Redeemable Common Stock purchased by Mr. Mercy from ASG, 40,000 shares of Redeemable Common Stock issued under his Employment Agreement (which are presently held in the name of his spouse), and options to purchase 175,000 shares of Redeemable Common Stock.

(2) Based upon an Amendment No. 2 to Schedule 13D filed with the Securities and Exchange Commission ("SEC") on May 2, 1995, North American Private Equity Fund II beneficially owns 192,776 shares of Common Stock and has sole voting and investment power with respect to such shares; North American II Entrepreneurs' Fund beneficially owns 20,622 shares of Common Stock and has sole voting and dispositive power with respect to such shares; Grid Venture Partners, Inc. beneficially owns 24,036 shares of Common Stock and has sole voting and dispositive power with respect to such shares; and Ronald L.
    Chez owns 99,000 shares of Common Stock and has sole voting and investment power with respect to such shares. The reporting persons have disclaimed membership in a group under Item 2(b) of Schedule 13D.

(3) Based upon a Schedule 13D filed with the SEC on November 24, 1993. According to such Schedule 13D, Fisher Ewing Partners is the general partner of Value Partners, Ltd., Richard W. Fisher and Timothy G. Ewing are the general partners of Fisher Ewing Partners and Messrs. Fisher and Ewing may be deemed to share the power to dispose of and to vote on the shares held by Value Partners, Ltd.

                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the CEO (the "Named Executives") for each of the years 1996, 1995 and 1994.



                                                                                  LONG-TERM
                                        ANNUAL COMPENSATION                      COMPENSATION
                                --------------------------------------    ---------------------------
                                                             OTHER
NAME AND PRINCIPAL                                           ANNUAL       RESTRICTED        STOCK           ALL OTHER
     POSITION             YEAR    SALARY        BONUS     COMPENSATION      STOCK($)       OPTIONS(#)     COMPENSATION(1)
------------------        ----  ---------     ---------   ------------    -----------      ----------     ---------------
Scott L. Mercy           1996  $ 138,846     $     --         $    --     $ 350,000          175,000          $ 9,223
  President and Chief
  Executive Officer(2)

Michael Catalano         1996  $  83,077     $     --         $    --           --            60,000          $ 4,452
  Executive Vice
  President and
  General Counsel(3)

Jeffrey J. Bairstow      1996  $  22,884     $  5,000         $    --           --            75,000          $ 1,259
  Chief Operating
  Officer(4)

Bruce A. Teal(5)         1996  $   4,423     $     --         $    --           --            17,000          $     9
  Vice President,
  Controller and
  Treasurer

Jeffrey A. Reasons(6)    1996  $ 104,004     $     --     $ 2,030,862          --               --           $110,542
  President and Chief    1995    195,050           --            --            --             30,000            5,295
  Executive Officer      1994    190,000      100,000            --            --               --              5,482

Margaret O. Harrison(7)  1996  $ 136,931     $     --     $   159,212          --               --           $ 17,461
  Vice President of      1995    128,556           --            --            --             10,000            4,500
  Finance and            1994    123,000       57,250            --            --               --              3,211
  Administration,
  Treasurer, and Chief
  Financial Officer

Robert L. Bowen(7)       1996  $ 140,616     $     --      $  135,800          --               --          $  53,994
  Vice President         1995    138,819      116,915            --            --               --              4,500
  Marketing and Sales    1994    125,080       52,808            --            --               --              4,989



---------------
(1) Includes matching contributions by the Company to its 401(k) Profit Sharing and life and health insurance premiums paid by the Company on behalf of the Named Executives.

(2) Mr. Mercy became President and Chief Executive Officer of the Company on April 1, 1996.

(3) Mr. Catalano became Executive Vice President and General Counsel of the Company on July 12, 1996.

(4) Mr. Bairstow became Chief Operating Officer of the Company on November 1, 1996.

(5) Mr. Teal became Vice President, Controller and Treasurer of the Company on December 10, 1996.

(6) Mr. Reasons ceased to be an employee of the Company on March 8, 1996. Other Annual Compensation consists of gain from the exercise of stock options and the sale of stock options to the Company.

(7) Ms. Harrison and Mr. Bowen ceased to be employees of the Company on January 31, 1997. Ms. Harrison's and Mr. Bowen's Other Annual Compensation consists of gain from the exercise of stock options.

STOCK OPTION GRANTS AND VALUES

    The following table sets forth certain information regarding option grants to the Named Executives during 1996.

                         INDIVIDUAL GRANTS
                    -------------------------
                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                                  PERCENTAGE                               ANNUAL RATES OF STOCK
                    NUMBER OF     OF TOTAL                                PRICE APPRECIATION FOR
                    SECURITIES    OPTIONS     EXERCISE                        OPTION TERM
                    UNDERLYING   GRANTED TO    OR BASE
                     OPTIONS    EMPLOYEES IN    PRICE     EXPIRATION
      NAME          GRANTED(#)   FISCAL YEAR    ($/SH)       DATE           5%            10%
      ----          ----------   -----------    ------       ----        --------     ----------
Scott L. Mercy      175,000         37%        $8.7500     04/01/06      $962,995     $2,440,418

Michael Catalano     60,000         13         13.1250     07/12/06       495,255      1,255,072

Jeffrey J. Bairstow  75,000         16          9.3125     12/18/06       439,244      1,113,129

Bruce A. Teal        17,000          4          9.3125     12/18/06        99,562        252,309


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE

         The following table sets forth certain information with respect to option exercises by the Named Executives during 1996 and the value of options owned by the Named Executives at December 31, 1996.


                                                          NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                          UNDERLYING                IN-THE-MONEY
                                                          UNEXERCISED OPTIONS       OPTIONS AT FY-END
                                                          AT FY-END(#)              ($)(1)

    NAME                  SHARES                             EXERCISABLE/              EXERCISABLE/
    ----               ACQUIRED ON      VALUE REALIZED       UNEXERCISABLE             UNEXERCISABLE
                       EXERCISE (#)           ($)            -------------             -------------
                       ------------           ---
Scott L. Mercy            --                $ --            175,000/0                 $262,500/0

Jeffrey A. Reasons      180,000          1,687,079(2)            --                         --

Michael Catalano           --                  --             0/60,000                      --

Jeffrey J. Bairstow        --                  --             0/75,000                   0/70,313

Bruce A. Teal              --                  --             0/17,000                   0/15,929

Margret O. Harrison      12,000            159,212            45,000/0                  320,925/0

Robert L. Bowen          10,000            135,800            50,000/0                  379,000/0

-------------

(1) Based on the closing price of the Company's Common Stock on the Nasdaq National Market System on December 31, 1996 of $10.25 per share.

(2) Excludes $324,630 realized from Mr. Reasons' sale of options to purchase 100,000 shares of the Company's Common Stock back to the Company.

EMPLOYMENT AND SEVERANCE AGREEMENTS

         Until February 26, 1996, Jeffrey A. Reasons served as President and Chief Executive Officer of the Company, and Don C. Brown served as Executive Vice President, Secretary and General Counsel of the Company, pursuant to employment agreements with the Company (the "Prior Employment Agreements"). Pursuant to the Prior Employment Agreements, Messrs. Reasons and Brown received annual base salaries for 1995 of $195,050 and $138,677, respectively.

         On March 8, 1996, Messrs. Reasons and Brown ceased serving as officers and directors of the Company. In connection therewith, the Prior Employment Agreements were terminated and replaced with new agreements (the "New Agreements") pursuant to which Messrs. Reasons and Brown were employed by the Company until June 30, 1996 to perform such duties and services within their respective areas of expertise and responsibility as shall be assigned to them from time to time by the Board of Directors. From July 1, 1996 until June 30, 1997, Messrs. Reasons and Brown will remain employees of the Company but will be on leave of absence with no obligations to perform services to the Company, except as requested from time to time by the Company for additional compensation of $100 per hour. The New Agreements provide for annual compensation for Messrs. Reasons and Brown of $196,500 and $139,750, respectively, through June 30, 1997, and additional one-time payments of $25,000 and $17,500, respectively, on April 1, 1997, and prohibit Messrs. Reasons and Brown from competing with the Company prior to July 1, 1997. The New Agreements also contain covenants of confidentiality and indemnification. In connection with their resignation as officers and directors, Messrs. Reasons and Brown surrendered to the Company options to purchase 100,000 shares and 46,000 shares of Common Stock, respectively, in exchange for cash payments of $324,630 and $162,860, respectively, representing approximately 50% of the difference between the fair market value of the Common Stock on the surrender date and the option exercise price.

         Scott L. Mercy has been employed as President and Chief Executive Officer of the Company since April 1, 1996 pursuant to an employment agreement (the "Mercy Agreement") which establishes a minimum annual base salary of $190,000 through December 31, 1998, an annual bonus based upon performance objectives, and such additional compensation as may be determined from time to time. Pursuant to the Mercy Agreement, Mr. Mercy purchased 146,000 shares of Common Stock from the Company at $8.75 per share, the mean between the high and low sale prices for the Company's Common Stock on April 1st, received 40,000 shares as a restricted stock award under the Company's Incentive Stock Plan, and was awarded options to purchase 175,000 additional shares of Common Stock, at $8.75 per share. The Merger Agreement provided that restricted stock and stock options vest in installments over four years, or earlier in one-third installments when the closing price of the Common Stock reaches $12, $14 and $16, respectively. Mr. Mercy's restricted stock and stock options vested in 1996 when the closing price of the Common Stock exceeded $16 per share. Mr. Mercy will have the right to require the Company to purchase (and the Company will have the right to require Mr. Mercy to sell) the purchased shares and the award shares, but not the option shares, in the event of a change in control of the Company or upon Mr. Mercy's termination of employment. The Mercy Agreement provides for an initial employment term through December 31, 1998, one year extensions thereafter unless either party elects to terminate the agreement, and an automatic extension in the event of a change in control. Upon termination, including termination following a change in control, Mr. Mercy or his estate, is entitled to one year's compensation and Mr. Mercy is subject to certain non-competition and confidentiality commitments. The Employment Agreement also provides that the Board of Directors shall take all necessary actions to ensure that Mr. Mercy is slated as a management nominee to the Board during his employment.

         Stuart Shapiro, formerly the Company's Chief Operating Officer, ceased to be an employee of the Company on September 28, 1996. Pursuant to his Employment Agreement with the Company, the Company will continue paying Dr. Shapiro his full base salary of $180,000 through September 28, 1997.

         Margaret O. Harrison, formerly the Company's Chief Financial Officer, ceased to be an employee of the Company on January 31, 1997. Pursuant to the terms of her Employment Agreement, the Company will continue paying Ms. Harrison's full base salary of $140,000 through January 31, 1998.

         Jeffery J. Bairstow has been employed as Executive Vice President and Chief Operating Officer of the Company since November 1, 1996 pursuant to an employment agreement (the "Bairstow Agreement") which establishes a minimum annual base salary of $170,000 and such additional compensation as may be determined by the Compensation Committee from time to time. The Bairstow Agreement may be terminated by written notice from either party upon thirty days notice. On December 18, 1996, the Company awarded to Mr. Bairstow options to purchase 75,000 shares of Common Stock at $9.3125 per share. The stock options vest ratably on each of the succeeding three anniversaries of the date of the options and shall be exercisable for a period of ten years from the date of the grant. If there is a change of control of the Company, all unexercised stock options granted to Mr. Bairstow shall accelerate and immediately vest. Also, in the event of a termination without cause, Mr. Bairstow's options shall vest and his annual base salary as of the date of his termination shall be continued for one year following such termination date.

         Michael Catalano has been employed as Executive Vice President of Development, General Counsel and Secretary of the Company since July 12, 1996 pursuant to an employment agreement (the "Catalano Agreement") which establishes a minimum annual base salary of $160,000 and such additional compensation that may be determined by the Compensation Committee from time to time. The Catalano Agreement may be terminated by either party upon thirty days notice. On July 12, 1996, the Company awarded to Mr. Catalano options to purchase 60,000 shares of Common Stock at $13.125 per share pursuant to the Company's Amended Incentive Stock Plan. The stock options vest ratably on each of the succeeding three anniversaries of the date of the options and shall be exercisable for a period of ten years from the date of the grant. If there is a change of control of the Company, all unexercised stock options granted to Mr. Catalano under the Company's Amended Incentive Stock Plan shall accelerate and immediately vest. Also, in the event of a termination without cause, Mr. Catalano's options shall vest and his annual base salary as of the date of his termination shall be continued for the longer of one year following such termination date or one year following July 12, 1997.

COMPENSATION OF DIRECTORS

         The Company paid each non-employee Director $12,000 annually for attending Board and committee meetings. The Chairman of the Board of Directors of the Company, Mr. William D. Eberle, received an additional $39,000 for his service to the Company in such capacity. Directors who are also employees of the Company receive no additional compensation from the Company for attendance at Board or committee meetings. Under the terms of the Company's Amended Incentive Stock Plan, any person who is not an employee or independent contractor of the Company, and who becomes a Director will receive an option to purchase 15,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Common Stock on the date such person becomes a Director. Such options will vest with respect to 25% of the shares covered thereby on each successive anniversary of the date of grant.

                         REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee (the "Committee") of the Board of Directors consists of five non-employee members of the Board of Directors. The Incentive Stock Committee (the "Stock Committee"), which is responsible for administering the Company's Amended Incentive Stock Plan, is comprised of Ms. Goldberg, Mr. Jackson, Mr. Bogan and Mr. Gildea.

EXECUTIVE COMPENSATION POLICIES

         Generally, the Company's executive compensation program is designed to be competitive with that offered by other companies against which the Company competes for executive resources. At the same time, the Company links a significant portion of executive compensation to the achievement of the Company's short- and long-term financial and strategic objectives and to the performance of the Company's Common Stock. The Company's executive compensation program consists of three primary elements: base salary, annual incentive bonus and stock options or other stock benefits. Base salary is intended to be competitive in the marketplace. However, although the Committee considers competitive data, salaries are determined subjectively by the Committee rather than by reference to any specific target group of companies. Base salary is reviewed at a minimum annually and adjusted based on changes in competitive pay levels, the executive's performance as measured against individual, business group, and Company-wide goals, as well as changes in the executive's role in the Company. The Committee awards incentive bonuses to the Named Executives based on the achievement of certain targets and objectives which are set at the beginning of each year. The Company does not make annual stock option or other stock benefit grants to all executives. Rather, the Stock Committee determines each year which, if any, executives will receive benefits, based on individual performance and each executive's existing stock option position.

EXECUTIVE OFFICER COMPENSATION

     During 1996, the Company replaced all of its executive officers. The persons recruited to become the Chief Executive Officer, Chief Operating Officer and Executive Vice President and General Counsel of the Company entered into employment agreements with the Company during 1996. The base compensation, incentive bonus and stock option agreements entered into by the Company with such individuals were determined by arm's-length negotiations between the Compensation Committee and other members of the Board of Directors and such individuals. The Company did not enter into an employment agreement with the individual recruited to become Vice President, Controller and Treasurer of the Company. The terms of such individual's employment with the Company were determined by arm's length negotiations by the Committee and officers of the Company and such individual. The Compensation Committee believes that the specific base compensation, incentive bonus and stock option arrangements were necessary to attract management of the caliber sought by the Board. Future adjustments of such arrangements will be made in accordance with the general principles outlined above.

     The Company did not pay bonuses to any of its executive officers during 1996 (except a recruiting bonus to Mr. Bairstow) because the Company's performance did not meet the performance targets established by the Board for the year. The Company did not award stock options to its executive officers during 1996 other than those awarded to individuals recruited to become executive officers during the year.

COMPENSATION OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER

     On April 1, 1996, Scott L. Mercy entered into an employment agreement with the Company as described above. See "Employment and Severance Agreements." The terms of the agreement, including the restricted stock awards and stock options issued pursuant to the agreement, were approved by the Committee, the Stock Committee and subsequently by the stockholders. The employment agreement provides for the payment of an annual bonus to Mr. Mercy in an amount to be determined by the Compensation Committee based upon the performance of the Company against defined objectives. The target amount of the bonus is an amount equal to Mr. Mercy's base compensation; in no event shall the annual bonus exceed an amount equal to twice Mr. Mercy's base salary. Amounts less than the target amount may be paid for performance less than the pre-approved performance targets, and cash bonuses in excess of the target amount will be paid for performance in excess of the pre-approved targets, or otherwise at the discretion of the Committee. Mr. Mercy did not receive a bonus for 1996. The Committee believes that the incentive bonus provisions of Mr. Mercy's employment agreement create an appropriate relationship between Mr. Mercy's level of compensation and the Company's performance.

     This report by the Committee shall not be deemed to be incorporated by reference by a general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act and shall not otherwise be deemed filed under such Acts.

          Respectfully submitted by
          The Compensation Committee:

          Carol R. Goldberg, Chair
          Thomas F. Bogan
          William D. Eberle
          John W. Gildea
          Douglas L. Jackson

                                 PERFORMANCE GRAPH

     The following graph sets forth the total return (stock price plus dividends) on a $100 investment in each of (i) the Company's Common Stock,
(ii) the Wilshire 5000 Index and (iii) the NASDAQ Health Care Services Index, from December 31, 1991 through December 31, 1996. The NASDAQ Health Care Services Index is produced by the Center for Research in Securities Prices, University of Chicago.








                                   [Graph]





--------------------------------------------------------------------------------------------------------
                                    12/31/91    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
--------------------------------------------------------------------------------------------------------
America Service Group Inc.            $100         $42         $25         $44         $68         $91
--------------------------------------------------------------------------------------------------------
NASDAQ Health Care Services Index     $100        $104        $120        $128        $163        $163
--------------------------------------------------------------------------------------------------------
Wilshire 5000 Index                   $100        $106        $115        $112        $150        $178
--------------------------------------------------------------------------------------------------------

   RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS (PROPOSAL NO. 2)

     The Board of Directors appointed Ernst & Young LLP as independent accountants of the Company for 1996. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders for ratification. A representative of Ernst & Young LLP is expected to attend the 1997 Annual Meeting. Such representative will be given the opportunity to make a statement and will be available to respond to appropriate questions.

     On October 4, 1996, the Company dismissed Price Waterhouse LLP as its independent accountants. The Company's Audit Committee participated in and approved the decision to change independent accountants. The reports of Price Waterhouse LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with audits for the two most recent fiscal years and through October 4, 1996, there were no disagreements with Price Waterhouse LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse LLP, would have caused them to make reference thereto in their report on the financial statements for such years. During the two most recent fiscal years and through October 4, 1996, there were no "reportable events" (as defined in the rules of the Securities and Exchange Commission.)

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting at the 1997 Annual Meeting is required to adopt the proposal. The Board of Directors has also appointed Ernst & Young LLP as independent accountants of the Company for 1997. If the proposal is not adopted, the Board of Directors may reconsider the appointment.

     The Board of Directors Recommends a vote FOR this proposal.

                            ADDITIONAL INFORMATION

PROPOSALS FOR 1997 MEETING

     Any proposal of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's principal executive offices no later than December 22, 1997 and must comply with all other applicable legal requirements in order to be included in the Company's proxy statement and form of proxy for that meeting.

COMMITTEES AND MEETINGS

     The Board of Directors of the Company held 7 meetings during the year ended December 31, 1996. The Audit Committee, which consists of Messrs. Bogan, Bovender, Eberle, Gildea and Jackson, and Ms. Goldberg, held 3 meetings during the year ended December 31, 1996. The functions of the Audit Committee are (i) to recommend the appointment of the Company's independent accountants, (ii) to meet periodically with the Company's management and its independent accountants on matters relating to the annual audit, internal controls, and accounting principles of the Company, and the Company's financial reporting and (iii) to review potential conflict of interest situations, where appropriate. The Compensation Committee, which consists of Messrs. Bogan, Eberle, Gildea and Jackson, and Ms. Goldberg, held 2 meetings during the year ended December 31, 1996. The functions of the Compensation Committee are (i) to review and approve all employment and termination of executive officers, (ii) to monitor compensation of all management staff and
(iii) to review and approve compensation of the Chief Executive Officer and other senior management. The Stock Committee, which consists of Messrs. Bogan, Gildea and Jackson and Ms. Goldberg, did not meet during 1996 but acted from time to time by unanimous written consent. The function of the Stock Committee is to administer the Company's Amended Incentive Stock Plan and the Employee Stock Purchase Plan. The Company does not have a standing nominating committee. The Executive Committee, which consists of Messrs. Mercy and Eberle, was formed on December 18, 1996 and did not meeting during 1996. The function of the Executive Committee is to exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Company except as may be limited by the Delaware General Corporation Law. During 1996, each director attended more than 75% of all meetings of the Board of Directors and the committees on which he or she served.

ANNUAL REPORT

     The Company's 1996 Annual Report on Form 10-K is being mailed with this Proxy Statement. It is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareowners are required by law to furnish the Company copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that its officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1996.